EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to

18 U.S.C. Section 1350,

As Adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Jeffrey W. Lunsford, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of Limelight Networks, Inc. on Form 10-K for the period ended December 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Limelight Networks, Inc.

Date: March 12, 2010	By:	/s/ JEFFREY W. LUNSFORD
	Name:	Jeffrey W. Lunsford
	Title:	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Limelight Networks, Inc. and will be retained by, Limelight Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.